UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 30, 2008

MIDWEST AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13934	39-1828757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6744 South Howell Avenue, Oak Creek, Wisconsin 53154
(Address of principal executive offices, including zip code)

(414) 570-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On January 30, 2008, Midwest Air Group, Inc. (the “Company”) announced that the U.S. Department of Justice has closed its investigation of the pending acquisition of the Company pursuant to the Agreement and Plan of Merger by and among Midwest Air Partners, LLC, Midwest Acquisition Company, Inc. and the Company dated as of August 16, 2007.  The acquisition is expected to close on January 31, 2008.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release dated January 30, 2008

FORWARD-LOOKING STATEMENTS

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this report, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to satisfy the closing conditions. These factors, and other factors that may affect the business or financial results of Midwest, are described in the risk factors included in “Item 1A. Risk Factors” in Midwest’s “Annual Report on Form 10-K” for the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2008	MIDWEST AIR GROUP, INC.

By: /s/ Curtis E. Sawyer
Curtis E. Sawyer Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release dated January 30, 2008